EXHIBIT 99.1

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
  SolarCo, Inc. and Subsidiary

     We have audited the accompanying consolidated balance sheet of SolarCo, Inc. and Subsidiary as of December 31, 1995 and December 29, 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended January 1, 1995, December 31, 1995 and December 29, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SolarCo, Inc. and Subsidiary as of December 31, 1995 and December 29, 1996, and the results of their operations and cash flows for the years ended January 1, 1995, December 31, 1995 and December 29, 1996, in conformity with generally accepted accounting principles.

                                          MOSS ADAMS LLP

Seattle, Washington
February 7, 1997

                          SOLARCO, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET

                                           DECEMBER 31,      DECEMBER 29,
                                               1995              1996
                                           ------------      ------------
                 ASSETS
CURRENT ASSETS
     Cash...............................   $    318,000      $    686,000
     Accounts receivable
          Trade, net of allowance for
             doubtful accounts, returns
             and discounts of $1,328,000
             and $1,559,000 at 1995 and
             1996, respectively.........      8,220,000         8,152,000
          Employees and other...........         48,000            73,000
     Inventories........................      4,820,000         5,229,000
     Prepaid expenses...................         93,000           136,000
     Deferred tax asset.................        180,000           205,000
                                           ------------      ------------
               Total current assets.....     13,679,000        14,481,000
                                           ------------      ------------
EQUIPMENT AND LEASEHOLD IMPROVEMENTS,
  net...................................      2,635,000         3,178,000
                                           ------------      ------------
OTHER ASSETS
     Goodwill, net of accumulated
       amortization of $58,000 and
       $96,000 at 1995 and 1996,
       respectively.....................        650,000           762,000
     Other..............................        124,000            63,000
                                           ------------      ------------
                                                774,000           825,000
                                           ------------      ------------
                                           $ 17,088,000      $ 18,484,000
                                           ============      ============

  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Note payable -- line of credit.....   $  4,950,000      $  4,000,000
     Accounts payable -- trade..........        998,000         3,136,000
     Accrued wages and bonuses..........      1,308,000         2,308,000
     Other accrued liabilities..........        402,000           293,000
     Income tax payable.................        674,000            53,000
     Current portion of long-term
       debt.............................        676,000           831,000
                                           ------------      ------------
               Total current
                  liabilities...........      9,008,000        10,621,000
                                           ------------      ------------
LONG-TERM DEBT, net of current portion
     Notes payable......................      1,570,000         1,845,000
     Notes payable -- related parties...      3,000,000           --
                                           ------------      ------------
                                              4,570,000         1,845,000
                                           ------------      ------------
STOCKHOLDERS' EQUITY
     Common stock, $.25 par value,
       4,950,000 shares authorized......      1,073,000         1,073,000
     Additional paid-in capital.........          7,000             7,000
     Retained earnings..................      2,430,000         4,938,000
                                           ------------      ------------
                                              3,510,000         6,018,000
                                           ------------      ------------
                                           $ 17,088,000      $ 18,484,000
                                           ============      ============

                  The accompanying notes are an integral part of these consolidated financial statements.

                          SOLARCO, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENT OF INCOME

                                                          YEAR ENDED
                                        ----------------------------------------------
                                         JANUARY 1,      DECEMBER 31,     DECEMBER 29,
                                            1995             1995             1996
                                        ------------     ------------     ------------
SALES, net of returns, allowances and
  discounts of $1,873,000, $2,975,000
  and $2,920,000 at January 1, 1995,
  December 31, 1995 and December 29,
  1996, respectively.................   $ 32,497,000     $ 46,036,000     $ 54,754,000
COST OF GOODS SOLD...................     23,739,000       34,023,000       39,506,000
                                        ------------     ------------     ------------
GROSS PROFIT.........................      8,758,000       12,013,000       15,248,000
                                        ------------     ------------     ------------
OPERATING EXPENSES
     Retail outlet stores............        850,000          786,000          654,000
     Selling.........................      2,837,000        3,226,000        3,654,000
     General and administrative......      3,550,000        4,891,000        6,353,000
                                        ------------     ------------     ------------
                                           7,237,000        8,903,000       10,661,000
                                        ------------     ------------     ------------
INCOME FROM OPERATIONS...............      1,521,000        3,110,000        4,587,000
                                        ------------     ------------     ------------
OTHER INCOME (EXPENSE)
     Interest expense................       (493,000)        (700,000)        (669,000)
     Loss on disposal of equipment...         14,000          (78,000)         (57,000)
     Other...........................         13,000           (6,000)           4,000
                                        ------------     ------------     ------------
                                             466,000         (784,000)        (722,000)
                                        ------------     ------------     ------------
NET INCOME BEFORE INCOME TAX.........      1,055,000        2,326,000        3,865,000
INCOME TAX EXPENSE...................        240,000          823,000        1,357,000
                                        ------------     ------------     ------------
NET INCOME...........................   $    815,000     $  1,503,000     $  2,508,000
                                        ============     ============     ============

                  The accompanying notes are an integral part
                  of these consolidated financial statements.
                          SOLARCO, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                              COMMON STOCK
                                        -------------------------               ADDITIONAL
                                        NUMBER OF                   PAID-IN      RETAINED
                                          SHARES        AMOUNT      CAPITAL      EARNINGS        TOTAL
                                        ----------   ------------   --------    -----------   ------------
BALANCE, January 1, 1995.............    4,293,000   $  1,073,000    $ 7,000    $   927,000   $  2,007,000
     Net income......................       --            --           --         1,503,000      1,503,000
                                        ----------   ------------   --------    -----------   ------------
BALANCE, December 31, 1995...........    4,293,000      1,073,000      7,000      2,430,000      3,510,000
     Net income......................       --            --           --         2,508,000      2,508,000
                                        ----------   ------------   --------    -----------   ------------
BALANCE, December 29, 1996...........    4,293,000   $  1,073,000    $ 7,000    $ 4,938,000   $  6,018,000
                                        ==========   ============   ========    ===========   ============

                  The accompanying notes are an integral part
                  of these consolidated financial statements.
                          SOLARCO, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                          YEAR ENDED
                                        ----------------------------------------------
                                         JANUARY 1,      DECEMBER 31,     DECEMBER 29,
                                            1995             1995             1996
                                        ------------     ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income......................   $    815,000     $  1,503,000     $  2,508,000
     Adjustments to reconcile net
       income to net cash from
       operating activities
          Depreciation and
             amortization............        615,000          730,000          987,000
          (Gain) Loss on disposal of
             equipment...............        (14,000)          78,000           57,000
          Deferred income tax
             benefit.................         (7,000)         (62,000)         (25,000)
          Stock bonuses..............         37,000          --               --
          Changes in assets and
             liabilities
               Accounts receivable,
                  net................     (2,934,000)      (1,127,000)          43,000
               Inventories...........     (1,803,000)        (843,000)        (409,000)
               Prepaid expenses and
                  other assets.......         45,000           (2,000)          18,000
               Accounts payable......        448,000         (654,000)         826,000
               Other current
                  liabilities........       (128,000)         377,000          891,000
               Income tax payable....        239,000          435,000         (621,000)
                                        ------------     ------------     ------------
                                          (2,687,000)         435,000        4,275,000
                                        ------------     ------------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES
     Acquisition of equipment and
       leasehold improvements........       (795,000)        (823,000)      (1,574,000)
     Proceeds from sale of
       equipment.....................         24,000            8,000           25,000
     Collections on note
       receivable -- officer.........        --               100,000          --
     Contingent payment for
       acquisition of subsidiary's
       stock.........................        --              (150,000)        (150,000)
                                        ------------     ------------     ------------
                                            (771,000)        (865,000)      (1,699,000)
                                        ------------     ------------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Borrowings on note
       payable -- line of credit,
       net...........................      3,633,000          380,000          362,000
     Payments on notes
       payable -- related parties....       (125,000)      (1,000,000)      (3,000,000)
     Proceeds from long-term debt....        598,000        1,608,000        1,100,000
     Payments on long-term debt......       (463,000)        (465,000)        (670,000)
     Proceeds from issuance of common
       stock.........................         11,000          --               --
                                        ------------     ------------     ------------
                                           3,654,000          523,000       (2,208,000)
                                        ------------     ------------     ------------
NET INCREASE IN CASH.................        196,000           93,000          368,000
CASH
     Beginning of period.............         29,000          225,000          318,000
                                        ------------     ------------     ------------
     End of period...................   $    225,000     $    318,000     $    686,000
                                        ============     ============     ============

                  The accompanying notes are an integral part of these consolidated financial statements.

                          SOLARCO, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            JANUARY 1, 1995, DECEMBER 31, 1995 AND DECEMBER 29, 1996

NOTE 1 -- OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     OPERATIONS -- SolarCo, Inc. ("the Company") is a holding company incorporated in the State of Washington in 1993. Its wholly-owned subsidiary, Morning Sun, Inc. ("Subsidiary" or "Morning Sun"), designs and embellishes screen-printed and embroidered sportswear for women. It also operates a retail factory outlet store, which sells returns, misprints, and other apparel. Net retail sales totaled $2,979,000, $2,710,000 and $2,563,000 in 1994, 1995, and
1996, respectively.

     PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of SolarCo, Inc. and its wholly-owned subsidiary, Morning Sun, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

     ANNUAL CLOSING DATE -- The Company operates using a fiscal period of 52 or 53 weeks, ending on the Sunday nearest December 31. The 1994 fiscal period ended January 1, 1995, the 1995 fiscal period ended December 31, 1995 and the 1996 fiscal period ended December 29, 1996.

     USE OF ESTIMATES -- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS -- For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     ADVERTISING -- The Company expenses advertising costs as they are incurred. Advertising expense was $107,000, $155,000 and $151,000 in 1994, 1995, and 1996,
respectively.

     INVENTORIES -- Inventories are stated at the lower of cost or market, with cost determined using the first-in, first-out (FIFO) method. Work in progress and finished goods are valued using the full absorption method.

     EQUIPMENT AND LEASEHOLD IMPROVEMENTS -- Equipment and leasehold improvements are stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. Leasehold improvements are amortized over the term of the related lease. Depreciation and amortization expense totaled $587,000, $709,000 and $949,000 in 1994, 1995, and
1996, respectively.

     GOODWILL -- Goodwill represents the excess of the cost of the Company's acquired subsidiary over the fair value of its net assets at the date of acquisition. The excess cost is being amortized over 20 years using the straight-line method. Amortization expense totaled $20,000 in 1994 and 1995, and $38,000 in 1996.

     INCOME TAXES -- Income taxes are provided for the tax effect of transactions reported in the financial statements. The provision consists of taxes currently due plus deferred taxes related primarily to differences in the financial statement and tax bases of certain assets and liabilities. Deferred tax expense or benefit represents the future consequences of those differences.

NOTE 2 -- STATEMENT OF CASH FLOWS SUPPLEMENTAL DISCLOSURES

     CASH FLOW INFORMATION -- The Company paid $441,000, $699,000 and $671,000 of interest and $1,000, $450,000 and $2,001,000 of income taxes in 1994, 1995, and 1996, respectively.

     NONCASH TRANSACTION -- During 1995, the Company recognized an additional $300,000 of contingent consideration for the acquisition of the stock of Morning Sun, Inc. The additional cost was recorded as goodwill. Of the total, $150,000 was paid in cash and the balance was accrued.

                          SOLARCO, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3 -- INVENTORIES

     Inventories consist of the following:

                                        DECEMBER 31,     DECEMBER 29,
                                            1995             1996
                                        ------------     ------------
Raw materials........................    $3,158,000       $3,348,000
Work in process......................       102,000           48,000
Finished goods.......................     1,195,000        1,481,000
Factory outlet store.................       365,000          352,000
                                        ------------     ------------
                                         $4,820,000       $5,229,000
                                        ============     ============

     Periodically the Company discontinues production of certain products. Accordingly, inventories on hand at year end relating to these products have been written down to their estimated net realizable value.

NOTE 4 -- EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     Equipment and leasehold improvements consist of the following:

                                        DECEMBER 31,     DECEMBER 29,
                                            1995             1996
                                        ------------     ------------
Machinery and equipment..............    $2,488,000       $3,286,000
Computer equipment and software......       966,000        1,548,000
Leasehold improvements...............     1,705,000        1,654,000
Office equipment.....................       117,000          121,000
Automobiles..........................        41,000           41,000
                                        ------------     ------------
                                          5,317,000        6,650,000
Less accumulated depreciation and
amortization.........................      2,682,00        3,472,000
                                        ------------     ------------
                                         $2,635,000       $3,178,000
                                        ============     ============

NOTE 5 -- NOTE PAYABLE -- LINE OF CREDIT

     A line of credit agreement with a bank provides for borrowings up to $13,000,000, as limited by accounts receivable and inventories. The line bears interest at prime with an option to borrow specific amounts over pre-determined periods at fixed rates. The underlying promissory note matures June 1, 1998 and is cross-collateralized with the Company's long-term debt.

NOTE 6 -- LONG-TERM DEBT

     NOTES PAYABLE -- Notes payable consist of the following:

                                        DECEMBER 31,      DECEMBER 29,
                                            1995              1996
                                        ------------      ------------
Various notes payable to a bank in
  total monthly installments of
  $76,000 plus interest at rates that
  vary with prime, maturing September
  1997 through August 2001...........    $2,246,000        $2,676,000
Less current portion.................       676,000           831,000
                                        ------------      ------------
                                         $1,570,000        $1,845,000
                                        ============      ============

                          SOLARCO, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Principal payments on long-term debt for future years are summarized as follows:

1997.................................  $    831,000
1998.................................       826,000
1999.................................       520,000
2000.................................       349,000
2001 and thereafter..................       150,000
                                       ------------
                                       $  2,676,000
                                       ============

     The notes payable and line of credit are subject to a credit agreement with the bank. Under the terms of the agreement, the Company has granted as collateral to the bank a security interest in accounts receivable, inventories, and equipment. The credit agreement contains certain covenants, including requirements to maintain certain financial ratios and minimum levels of tangible net worth, and to limit capital expenditures and payment of dividends.

     NOTES PAYABLE -- RELATED PARTIES -- At December 31, 1995, the Company had notes payable to stockholders and an affiliate of certain stockholders. The notes were repaid in full during 1996.

NOTE 7 -- INCOME TAX

     Income tax expense consists of the following:

                             JANUARY 1,      DECEMBER 31,      DECEMBER 29,
                                1995             1995              1996
                             ----------      ------------      ------------
Current expense...........    $ 246,500       $  885,000        $1,382,000
Deferred benefit..........       (6,500)         (62,000)          (25,000)
                             ----------      ------------      ------------
                              $ 240,000       $  823,000        $1,357,000
                             ==========      ============      ============

     Total income tax expense differs from the amount computed by applying federal statutory rates to net income before income tax due to differences in the deductibility of certain expenses, the inclusion of state income tax, and the application of certain tax credits.

     Deferred taxes are computed based on temporary differences between the financial statement and tax bases of certain assets and liabilities. Differences relate primarily to allowance for doubtful accounts, accumulated depreciation, inventories, and accrued vacation, all of which result in deferred tax assets.

NOTE 8 -- COMMITMENTS

     At December 31, 1995 the Company has noncancellable operating lease agreements for its manufacturing and office facility and a showroom. Future annual obligations under the terms of these lease agreements are as follows:

1997.................................  $    856,000
1998.................................       830,000
                                       ------------
Total future minimum payments........  $  1,686,000
                                       ============

     Rent expense for the Company's facilities totaled $730,000, $751,000 and $830,000 in 1994, 1995, and 1996, respectively.

NOTE 9 -- RELATED PARTY TRANSACTIONS

     NOTE RECEIVABLE -- OFFICER -- Included in other assets is a $32,000 unsecured promissory note from the President of the Company's Subsidiary. The note bears interest at 6% and is due in full December 2001 or upon a change in control of the Company or its subsidiary. A second note from the President was paid in full during 1995.

                          SOLARCO, INC. AND SUBSIDIARY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     NOTES PAYABLE -- The Company had short-term and long-term notes payable to stockholders and an affiliate of certain stockholders. The short-term notes were paid in full during 1995 and the long-term notes were paid in full during 1996. Interest paid to these related parties totaled $241,000, $290,000 and $157,000 in 1994, 1995, and 1996, respectively.

NOTE 10 -- RETIREMENT PLANS

     The Company has adopted a salary deferral plan ("the Plan") meeting the requirements of Internal Revenue Code 401(k) for qualified plans. The Plan covers substantially all employees over the age of 21 with one year of service. Employees may defer up to 15% of their annual salary, subject to certain limitations established by the Internal Revenue Service. Company contributions are discretionary and may not exceed 25% of employees' compensation or $30,000. No Company contributions were made to the Plan in 1994, 1995 or 1996.

NOTE 11 -- STOCK INCENTIVE PLAN

     The Company has adopted a stock incentive plan ("the Plan") covering key directors, employees, and other individuals. Under the terms of the Plan, the Board of Directors may award incentive stock options, as defined by the Internal Revenue Code, non-statutory stock options, stock bonus rights, and stock bonuses. A total of 878,000 shares have been reserved for issuance under the terms of the Plan.

     During 1994, the Company awarded 78,000 shares of stock bonuses. A total of $37,000 of compensation expense was recognized for value of shares issued.

     During 1995 and 1996, respectively, the Company awarded 15,000 and 80,000 of stock options to employees and directors. Vesting of the options to employees are contingent on a change in control of the Company or its Subsidiary, and no compensation cost has been recognized for these options. The Company has recorded no compensation cost for the remainder of the options, as the amount is not material.

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (SFAS No.
123). The new standard measures compensation cost using a fair value method, which computes compensation cost as the difference between the options' fair value and the option price on the grant date. However, SFAS No. 123 allows companies to continue to measure compensation cost using the intrinsic value method, which computes compensation cost as the difference between a company's stock price and the option price at the grant date. The Company has elected to continue to use the intrinsic value method.

     SFAS No. 123 requires pro forma disclosure of net income as if the fair value method were used. The effect of applying the fair value method to the stock options issued in 1996 results in net income that is not materially different from the amount reported in the financial statements.

NOTE 12 -- CONCENTRATIONS OF CREDIT RISK

     Financial instruments that subject the Company to concentrations of credit risk are cash and accounts receivable. The Company places its temporary cash investments with major financial institutions. At times, deposits with any one institution exceed federally insured limits. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Customers are concentrated in the retail department and specialty apparel store industry and are dispersed geographically throughout the United States and Canada. The Company has not experienced a history of significant credit-related losses.

                          SOLARCO, INC. AND SUBSIDIARY
                CONSOLIDATED CONDENSED BALANCE SHEET (UNAUDITED)

                                        DECEMBER 29,      MARCH 30,
                                            1996            1997
                                        ------------     -----------
               ASSETS
CURRENT ASSETS:
     Cash............................   $    686,000     $    77,000
     Accounts receivable, net of
       allowance for doubtful
       accounts, returns and
       discounts of $1,559,000 and
       $1,163,000 at December 29,
       1996 and March 30, 1997,
       respectively..................      8,225,000       2,740,000
     Inventories.....................      5,229,000       6,279,000
     Other...........................        341,000       1,680,000
                                        ------------     -----------
          Total current assets.......     14,481,000      10,776,000
                                        ------------     -----------
EQUIPMENT AND LEASEHOLD IMPROVEMENTS,
  net................................      3,178,000       3,110,000
                                        ------------     -----------
OTHER ASSETS.........................        825,000         781,000
                                        ------------     -----------
                                        $ 18,484,000     $14,667,000
                                        ============     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Note payable -- line of
       credit........................   $  4,000,000     $ 2,822,000
     Current portion of long-term
       debt..........................        831,000         831,000
     Accounts payable and accrued
       liabilities...................      5,790,000       5,485,000
                                        ------------     -----------
                                          10,621,000       9,138,000
                                        ------------     -----------
LONG-TERM DEBT, net of current
  portion............................      1,845,000       1,652,000
                                        ------------     -----------
STOCKHOLDERS' EQUITY:
     Common stock, $.25 par value,
       4,950,000 shares authorized,
       4,293,000 shares
       outstanding...................      1,073,000       1,073,000
     Additional paid-in capital......          7,000           7,000
     Retained earnings...............      4,938,000       2,797,000
                                        ------------     -----------
                                           6,018,000       3,877,000
                                        ------------     -----------
                                        $ 18,484,000     $14,667,000
                                        ============     ===========

                 The accompanying notes are an integral part of
                    these consolidated financial statements

                          SOLARCO, INC. AND SUBSIDIARY
             CONSOLIDATED CONDENSED STATEMENT OF INCOME (UNAUDITED)

                                         THIRTEEN WEEKS ENDED        THIRTEEN WEEKS ENDED
                                            MARCH 31, 1996              MARCH 30, 1997
                                        ----------------------      ----------------------
NET SALES............................         $5,629,000                 $  6,239,000
COST OF GOODS SOLD...................          4,826,000                    5,078,000
                                        ----------------------      ----------------------
GROSS PROFIT.........................            803,000                    1,161,000
                                        ----------------------      ----------------------
OPERATING EXPENSES
     Retail outlet stores............            149,000                      177,000
     Selling.........................            535,000                      578,000
     General and administrative......          1,133,000                    3,599,000
                                        ----------------------      ----------------------
                                               1,817,000                    4,354,000
                                        ----------------------      ----------------------
LOSS FROM OPERATIONS.................         (1,014,000)                  (3,193,000)
                                        ----------------------      ----------------------
OTHER EXPENSE
     Interest........................           (107,000)                     (94,000)
     Other...........................             (9,000)                      (9,000)
                                        ----------------------      ----------------------
                                                (116,000)                    (103,000)
                                        ----------------------      ----------------------
NET LOSS BEFORE INCOME TAX CREDIT....         (1,130,000)                  (3,296,000)
INCOME TAX CREDIT....................            397,000                    1,155,000
                                        ----------------------      ----------------------
NET LOSS.............................         $ (733,000)                $ (2,141,000)
                                        ======================      ======================

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                          SOLARCO, INC. AND SUBSIDIARY
           CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS (UNAUDITED)

                                        THIRTEEN WEEKS ENDED     THIRTEEN WEEKS ENDED
                                           MARCH 31, 1996           MARCH 30, 1997
                                        ---------------------    ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss........................        $  (733,000)             $(2,142,000)
     Adjustments to reconcile net
       loss to net cash from
       operating activities:
          Depreciation and
             amortization............            209,000                  235,000
          Changes in assets and
             liabilities:
               Accounts receivable,
                  net................          5,788,000                5,485,000
               Inventories...........         (1,262,000)              (1,050,000)
               Other current
                  assets.............           (112,000)              (1,339,000)
               Other noncurrent
                  assets.............             35,000                   33,000
               Accounts payable and
                  accrued
                  liabilities........           (568,000)                (305,000)
                                        ---------------------    ---------------------
                                               3,357,000                  917,000
                                        ---------------------    ---------------------
CASH FLOWS FROM INVESTING ACTIVITIES
     Acquisition of equipment and
       leasehold improvements, net...           (367,000)                (155,000)
                                        ---------------------    ---------------------
                                                (367,000)                (155,000)
                                        ---------------------    ---------------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Borrowings/payments on notes
       payable, net..................         (3,106,000)              (1,178,000)
     Payments on long-term debt......           (156,000)                (193,000)
                                        ---------------------    ---------------------
                                              (3,262,000)              (1,371,000)
                                        ---------------------    ---------------------
NET DECREASE IN CASH.................           (272,000)                (609,000)
CASH
     Beginning of period.............            318,000                  686,000
                                        ---------------------    ---------------------
     End of period...................        $    46,000              $    77,000
                                        =====================    =====================
SUPPLEMENTAL DISCLOSURES OF CASH
  FLOW INFORMATION:
     Cash paid for:
          Interest...................        $   110,000              $    96,000
          Income taxes...............        $   651,000              $    15,000

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                          SOLARCO, INC. AND SUBSIDIARY
              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

(1)  SUBSEQUENT EVENT

     During May 1997, SolarCo, Inc. (SolarCo) agreed to sell all of its outstanding common stock to Brazos Sportswear, Inc. (Brazos) for approximately $30 million plus the assumption of indebtedness ($5.3 million at March 30, 1997) and certain contractual obligations not to exceed $2.5 million. The sale, which is subject to the satisfactory completion of due diligence and other conditions, including regulatory approvals and Brazos' ability to obtain financing, is expected to close during the third quarter of 1997.

(2)  SIGNIFICANT ACCOUNTING POLICIES

     (a) INTERIM FINANCIAL STATEMENTS -- The accompanying consolidated condensed financial statements of SolarCo are unaudited. These unaudited interim financial statements and related notes have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. However, in the opinion of management, the accompanying consolidated condensed financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results for the interim periods. These consolidated condensed financial statements and notes thereto should be read in conjunction with the audited consolidated financial statements and notes thereto of SolarCo included herein.

     (b) NEW ACCOUNTING PRONOUNCEMENT -- During February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE (SFAS No. 128). SFAS No. 128 replaces the current presentation of primary and fully-diluted earnings per share with a presentation of basic and diluted earnings per share. Pursuant to the provisions of SFAS No. 128, basic earnings per share excludes any dilution. The current presentation of primary earnings per share includes the dilutive effect of common stock equivalents such as options. SolarCo intends to adopt the provisions of SFAS No. 128 during the fourth quarter of 1997.

     Assuming profitable results of operations, management expects that the adoption of the provisions of SFAS No. 128 will have the effect of reporting an amount of basic earnings per share which is greater than the current presentation of primary earnings per share because the dilutive effect of common stock equivalents, such as options, will be excluded from the calculation of basic earnings per share.

(3)  INVENTORIES

     Inventories consist of the following:

                                        DECEMBER 29,      MARCH 30,
                                            1996             1997
                                        -------------     ----------
Raw materials........................    $ 3,348,000      $4,210,000
Work in process......................         48,000         176,000
Finished goods.......................      1,481,000       1,348,000
Factory outlet store.................        352,000         545,000
                                        -------------     ----------
                                         $ 5,229,000      $6,279,000
                                        =============     ==========